CONTACT:        Corporate Communications
Fort Worth, Texas
817-967-1577
mediarelations@aa.com

FOR RELEASE: Wednesday, Feb. 1, 2012

AMERICAN AIRLINES OUTLINES PLAN TO RESTORE ITS INDUSTRY LEADERSHIP, PROFITABILITY AND GROWTH

Targets $3 Billion in Annual Financial Improvement by 2017

Requires Significant Cost Reductions,
Including Employee-Related Savings across All Work Groups

FORT WORTH, Texas – American Airlines, a wholly owned subsidiary of AMR Corporation, today outlined a business plan to transform the airline and restore it to industry leadership, profitability and growth. The plan targets an annual financial improvement of more than $3 billion by 2017, including $2 billion in cost savings and $1 billion in revenue enhancements. The additional cash flow will enable American to renew its fleet and to invest several hundred million dollars per year in ongoing improvements in products and services to deliver a world-class travel experience for customers. The improved cash flow will also allow American to further reduce its debt and become financially stronger in the years after its emergence from the restructuring process.

Tom Horton, Chairman and Chief Executive Officer, said, “American Airlines is moving forward decisively. The plan we are outlining today provides the framework for a new American Airlines, positioned to succeed in an intensely competitive industry that has been transformed by our competitors’ recent restructurings. Just as other airlines have done and will continue to do, we must invest restructuring-related cost savings in ongoing innovation and customer service improvements that drive revenue. The airlines that have failed to adapt to these changes are no longer in business. Change will be difficult, particularly as we will be ending this process with fewer people, but it is a necessity. American is ready to compete and win.”

Horton further noted that in connection with the implementation of American’s business plan, the company intends to engage in appropriate negotiations with its economic stakeholders and union representatives and seek necessary Bankruptcy Court approvals.

Restructuring – Non-Employee Cost Reductions

American’s plans build on initiatives already in place that reduced costs significantly over the past several years, including major changes to its route structure, network, capacity and fleet. Utilizing the benefits of the restructuring process, American intends to realize additional savings over the next six years by restructuring debt and leases, grounding older planes, improving supplier contracts, and undertaking other initiatives.

A central element of American’s transformation is the overhaul of its fleet, which will reduce fuel, maintenance, and financing costs, and provide improved profitability and growth over time, by enabling American to better match the right equipment to the right routes.

Necessary Reduction of Employee Costs

A fundamental element of American’s plan, which is designed to allow it to exit restructuring and vigorously compete and win, includes employee cost reductions across all work groups. American informed employees earlier today that all groups, including management, must reduce their total costs by 20 percent. While the savings from each work group will be achieved somewhat differently, the plan provides that each will experience the same percentage reduction. These reductions would result in average annual employee-related savings of $1.25 billion from 2012 through 2017.

As described in its internal announcements today, American’s business plan and proposals encompass a total reduction of approximately 13,000 employees. Included in the total employee impact is the expected result of a previously launched redesign of American’s management and support staff structure that will reduce 15 percent of management positions. Consistent with the approach taken by other major airlines in their restructurings, American’s plan also includes:

•	Outsourcing a portion of American’s aircraft maintenance work, including seeking closure of the Fort Worth Alliance Airport (AFW) maintenance base, and certain airport fleet service clerk work;

•	Removing major structural barriers to operational flexibility, such as restrictions on codesharing and regional flying

•	Introducing work rule changes to increase productivity.

American also said it will seek Bankruptcy Court approval to terminate its defined benefit pension plans. If the plans are terminated, American will contribute matching payments in a 401(k) plan. American also will seek to discontinue subsidizing future retiree medical coverage for current employees, but will offer access to these plans if employees choose to pay for them. American also proposes to implement common medical plans and contribution structures across all active employee groups.

“These are painful decisions,” Horton continued, “but they are essential to American’s future. We will emerge from our restructuring process as a leaner organization with fewer people, but we will also preserve tens of thousands of jobs that would have been lost if we had not embarked on this path – and that’s a goal worth fighting for. By reinvesting savings back into our business, we will support job growth, including growth at our suppliers and partners over the long run. Only a successful, profitable and growing American Airlines can provide stability and opportunity for our people.”

Revenue Improvements and Profit Sharing

With financial and operational flexibility and an improved cost and capital structure, American also plans to drive revenue growth by:

•
Renewing and optimizing its fleet by investing an average of about $2 billion per year in new aircraft, so that by 2017 American’s mainline jet fleet will be the youngest in North America, with the versatility to better match aircraft size to its markets. This step is central to American’s transformation, as it means more profitable flying due to markedly improved fuel and maintenance costs and higher revenue generation.

•
Building network scale and alliances by increasing departures across American’s five key markets – Dallas/Fort Worth, Chicago, Miami, Los Angeles and New York – by 20 percent over the next five years, and by increasing international flying.

•
Modernizing its brand, products and services by investing several hundred million dollars per year in enhancements to the customer experience that will, once again, make American the premier airline of high-value customers.

In order to ensure that employee performance is rewarded and aligned with American’s future success, the company envisions putting in place a profit sharing plan which, beginning with the first dollar of pre-tax income, would pay awards totaling 15 percent of all pre-tax income.

“We have an extraordinary opportunity to create a new world-class airline, with a leaner, customer-focused culture of accountability and high performance. The best way for us to achieve this – and ensure that we are in control of our own future – is to make the necessary changes, complete our restructuring quickly, and continue working hard to put American Airlines back in a position of industry leadership,” Horton concluded.

Forward Looking Statement
This press release contains "forward-looking statements." These statements are based on AMR management's current expectations and assumptions, and as such involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those that the company now anticipates — both in connection with the Chapter 11 filings and AMR's business and financial prospects. Statements of management's expectations, including its desire to successfully restructure in order to return the company to long term viability and financial strength, to compete effectively in the marketplace, to cut costs and to restore profitability, are based on current assumptions and expectations. No assurance can be made that these events will come to fruition. Readers are referred to the documents filed by the company with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. Those risks include, without limitation, the potential impact of volatile and rising fuel prices. The company disclaims any obligation to update any forward-looking statements.

About American Airlines
American Airlines, American Eagle and the AmericanConnection® carrier serve 260 airports in more than 50 countries and territories with, on average, more than 3,300 daily flights. The combined network fleet numbers more than 900 aircraft. American’s award-winning website, AA.com®, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld® alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members and members-elect serve more than 900 destinations with more than 10,000 daily flights to 149 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, AmericanConnection, AA.com, and AAdvantage are trademarks of American Airlines, Inc. AMR Corporation common stock trades under the symbol “AAMRQ” on the OTCQB marketplace, operated by OTC Markets Group.

AMR Corporation, and certain of its United States-based subsidiaries, including American Airlines, Inc. and AMR Eagle Holding Corporation, filed voluntary petitions on Nov. 29, 2011 for Chapter 11 reorganization in the U.S. Bankruptcy Court for the Southern District of New York. More information about the Chapter 11 filing is available on the Internet at http://www.aa.com/restructuring.

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